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                                                                  EXHIBIT 24.1

                                POWER OF ATTORNEY

     We, the undersigned directors and/or officers of Aquila Energy Corporation, do hereby name, constitute and appoint Dan Streek or Jeffrey D. Ayers, and each of them severally, our agents and attorneys-in-fact, with full power of substitution and resubstitution, to act for each of us and in our capacities as directors and/or as officers of Aquila Energy Corporation to sign and execute a Registration Statement on Form S-1, and any and all pre-effective and post-effective amendments thereto, and other documents in connection therewith, including, without limitation, any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended (the "Securities Act"), and generally to do all such things in our names and on our behalf in our capacities as officers and/or directors to enable Aquila Energy Corporation to comply with the provisions of the Securities Act, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that each of the above named agents and attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Executed this 12th day of December, 2000.

/s/ ROBERT K. GREEN
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Robert K. Green


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Richard C. Green, Jr.


/s/ KEITH G. STAMM
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Keith G. Stamm


/s/ DANIEL J. STREEK
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Daniel J. Streek